Exhibit 99.1

Technical Communications Corporation Reports New Business for Afghanistan

CONCORD, Mass.--(BUSINESS WIRE)--April 26, 2010--Technical Communications Corporation (OTC BB: TCCO.OB), an international communication security and encryption technology company, has received orders valued at approximately $9.7 million for a major expansion of its DSP 9000 military radio encryptors to be deployed in Afghanistan. These orders include shipments of DSP 9000 radio encryptors for the local forces in Afghanistan. These new orders were received from Datron World Communications, Inc., a global supplier of HF/VHF tactical communications equipment. Accelerated deliveries have been requested for this order which is planned to be substantially completed in fiscal 2010 and is expected to raise TCC's sales for 2010 to record levels of approximately $20 million. This order results from the U.S. effort to equip the Afghan National forces as part of President Obama’s troop build-up in Afghanistan. This immediate need generates significant growth for TCC, and although we expect to continue to supply the Afghan forces in the future we do not expect individual orders of this magnitude.

During the past year, TCC has seen an increase in shipments to the region, which is driven by the need for secure (encrypted) tactical radio communications between NATO and local security forces. TCC believes this new deployment will significantly increase the ability of the Afghan, NATO and US forces to communicate securely over HF, VHF and UHF radios.

The TCC DSP 9000 family of radio encryptors for HF, VHF, and UHF radios are rugged, field grade products with a proven track record of over 15 years of solid, in-use performance with many government agencies and armed forces around the world. The DSP 9000 comes in several models, configurable for airborne, naval, manpack and land vehicle and police applications. For more information on the DSP 9000 product line please visit our web site at www.tccsecure.com.

About Technical Communications Corporation

TCC designs, manufactures, and supports superior grade secure communications systems that protect highly sensitive information transmitted over a wide range of data, voice and fax networks. TCC’s security solutions protect information privacy on every continent in over 110 countries. Government agencies, militaries, financial institutions, telecommunications carriers and multinational corporations worldwide rely on TCC to protect their communications networks.

Statements made in this press release, including any discussion of our anticipated operating results, financial condition and earnings, including statements about the Company’s ability to achieve and sustain growth and profitability and expand product lines and market share, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, identified by the use of such terms as “anticipates,” “believes,” “expects,” “may,” “plans” and “estimates,” among others, involve known and unknown risks. The Company’s results may differ significantly from the results expressed or implied by such forward-looking statements. The Company’s results may be affected by many factors, including but not limited to future changes in export laws or regulations, changes in technology, the effect of foreign political unrest, the ability to hire, retain and motivate technical, management and sales personnel, the risks associated with the technical feasibility and market acceptance of new products, changes in telecommunications protocols, the effects of changing costs, exchange rates and interest rates, and the Company's ability to secure adequate capital resources. These and other risks are detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended December 26, 2009 and its Annual Report on Form 10-K for the fiscal year ended September 26, 2009.

CONTACT:
Technical Communications Corporation
Michael P. Malone, 978-287-5100
Chief Financial Officer
www.tccsecure.com